Exhibit 10.17

                                                             Loan No. 3032893

                                 PROMISSORY NOTE
$3,000,000.00
                                                              April 24,1998
                                                              Portland, Oregon

       FOR VALUE RECEIVED, the undersigned ("MAKER" OR "BORROWER") promise(s) to pay to the order of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION ("LENDER" OR "BANK"), at its principal office in Portland, Oregon, or at such other place or places or to such other party as the "HOLDER" (defined below) may from time to time designate in writing, the principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00) or so much thereof as may be advanced, in lawful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions. The term "HOLDER" as used in this Note means Lender or any future holder of this Note, and their successors and assigns.

       1. TERM. The unpaid principal balance of this Note and all unpaid accrued
          ----
interest thereon and other sums payable by Maker in connection with this Note shall be due and payable in full on May 1, 2008 ("MATURITY DATE").

       2. INTEREST AND PAYMENTS. Interest shall commence to run on each advance
          ---------------------
under this Note from the date of the advance and will be computed on the outstanding balance of this Note as it exists from time to time. After maturity or after default, interest shall accrue on the outstanding principal balance of this Note at an annual rate equal to four percentage points (4%) per annum above the interest rate(s) otherwise applicable to this Note.

             a. Interest. Interest shall accrue at the rate of eight and
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three-tenths percentage points (8.30%) per year (the "Note Rate").

             b. Monthly Payments. If the Deed of Trust records on any day but
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the first day of a month, Borrower will pay interest in advance from the date of recording to the first day of the next month. Thereafter, principal and interest shall be payable in monthly installments of Twenty-Three Thousand Seven Hundred Fifty-Three and 83/100ths Dollars ($23,753.83), beginning on the first (1st) day of June, 1998, and continuing on the first (1st) day of each month thereafter, with a final payment of all remaining unpaid principal, interest and other sums due under this Note due and payable on the Maturity Date.

             c. Interest Apportionment and Allocation. The amount of each year's
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interest on the Note will, as it accrues, be apportioned among calendar months on the basis of a year consisting of 12 thirty-day months. The early or late date of making a monthly payment will be disregarded for purposes of allocating the payment between principal and interest. For this purpose, the payment will be treated as though made on the date due.

       3. PREPAYMENT. Borrower may prepay principal on the Loan in whole or in
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part in minimum amounts equal to or greater than twenty percent (20%) of the face amount of this Note.


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


Borrower shall give Bank irrevocable written notice of Borrower's intention to make the prepayment, specifying the date and amount of the prepayment. The notice must be received by Bank at least five (5) Banking Days in advance of the prepayment. All prepayments of principal on the Loan shall be applied to the most remote principal installment or installments then unpaid. Each such prepayment shall be accompanied by the Prepayment Fee described in this subsection.

             a. Except for any required principal repayment under Section 2.10 of the Standing Loan Agreement of even date, each prepayment of the Loan, whether voluntary, by reason of acceleration or otherwise, shall be accompanied by payment of all accrued interest on the amount of the prepayment, a prepayment servicing fee of $250 and the Prepayment Fee described below.

             b. The Prepayment Fee shall be the sum of fees calculated separately for each Prepaid Installment, as follows:

                   (1) Determine the amount of interest which would have accrued each month for the Prepaid Installment had it remained outstanding until the applicable Original Payment Date, using the Fixed Rate;

                   (2) Subtract from each monthly interest amount determined in
(1), above, the amount of interest which would accrue for that Prepaid Installment if it were reinvested from the date of prepayment through the Original Payment Date at the Treasury Rate;

                   (3) If (1) minus (2) for the Prepaid Installment is greater than zero, discount the monthly difference to the date of prepayment by the rate used in (2). The sum of the discounted monthly differences is the Prepayment Fee for that Prepaid Installment; plus

                   (4) An amount equal to all costs and expenses Bank reasonably expects to incur in liquidation and reinvestment of any prepaid funds.

             c. For purposes of this subsection,

                   (1) "Treasury Rate" means the interest rate yield for U.S. Government Treasury Securities which Bank determines could be obtained by reinvesting a specified Prepaid Installment in such securities from the date of prepayment through the Original Payment Date.

                   (2) "Original Payment Dates" mean the dates on which the applicable Fixed Rate period would have expired if there had been no prepayment.

                   (3) "Prepaid Installment" means the portion of the prepaid principal of the Loan which would have been paid on a single Original Payment Date

                   (4) "Banking Day" means a day, other than a Saturday or Sunday, on which Bank is open for business for all banking functions in Oregon.




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


            d Bank may adjust the Treasury Rate to reflect the compounding, accrual basis, or the costs of the Loan. The rate is Bank's estimate only, and Bank is under no obligation to actually reinvest any prepayment. The rate shall be based on information from either the Tolerate information services, The Wall
                                                                       --------
Street Journal, or other information sources the Bank deems appropriate.
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      4. BORROWER'S WAIVER OF PREPAYMENT RIGHT. By its signature below, Borrower
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expressly waives any right to prepay the Loan except on the express terms set forth above. Borrower agrees to pay the Prepayment Fee even if the prepayment is made following Bank's acceleration of the Note due to a default by Borrower, or by reason of any transfer giving Bank the right to accelerate the maturity of this Note pursuant to the terms of the Deed of Trust. Borrower acknowledges that prepayment of the Loan may result in Bank incurring additional costs (including lost opportunity costs), expenses or liabilities. Borrower therefore agrees that the Prepayment Fee represents a reasonable estimate of the prepayment costs, expenses or liabilities Bank may suffer on a prepayment. Borrower agrees that Bank's willingness to offer a fixed interest rate to Borrower is sufficient and independent consideration for this waiver. Borrower understands that Bank would not offer a fixed interest rate to Borrower absent this waiver.

SRC VISION, INC., AN OREGON CORPORATION
  By: /s/ Alan R. Steel
      --------------------------------------
      ALAN R. STEEL, Chief Financial Officer

      5. LATE CHARGES: RETURNED ITEM FEE. If any payment due hereunder is not
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received by the Holder within fifteen (15) days of the due date, at the option of the Holder without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not timely paid. Any such late charge shall be due and payable on demand, and the Holder, at its option, may (a) refuse any late payment or any subsequent payment unless accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note. If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note. Any payment to Holder by check, draft or other item shall be received by Holder subject to collection and will constitute payment when collected not when received. For each "nsf" or returned check, draft or other item, in addition to any applicable late charge, Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.

       6. DEFAULT. After a default under any of the Loan Documents, or if Maker
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fails to make any payment under this Note when due, the then Holder, at its option, without notice to Maker (except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan Document, immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity. Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default. Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a) because of a monetary default by Maker under this Note or any other Loan Document unless the default is not cured within ten (10) days of the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document


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


unless the default is not cured within fifteen (15) days of the date on which the Holder mails or delivers written notice of the default to Maker. For purposes of this Note, the term "MONETARY DEFAULT" means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "NONMONETARY DEFAULT" shall mean a failure by Maker to perform any obligation contained in this Note or any other Loan Document, other than the obligation to make the payments provided for in this Note or any other Loan Document. If the nonmonetary default is capable of being cured and cannot reasonably be made within the thirty (30)-day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the fifteen (1 5)-day cure period, and in the Holder's opinion, Maker is proceeding to cure the default with due diligence. None of the foregoing shall be construed to obligate the Holder to forbear in any other manner from exercising its remedies and the Holder may pursue any other rights or remedies which the Holder may have because of the default.

       7. CUMULATIVE REMEDIES. The rights and remedies of any Holder under this
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Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note. A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any subsequent default, whether of the same or a different nature.

       8. WAIVERS. Maker and all endorsers, guarantors and all other persons or
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entities who may become liable for all or any part of the obligations evidenced by this Note, jointly and severally: waive diligence, presentment, protest and demand, and also notice of protest, demand, non-payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other Loan Document, including the time for payment, and agree any such renewal, extension or modification or the release or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.

       9. COSTS AND EXPENSES. Whether or not suit is brought Maker shall pay on
          ------------------
demand all reasonable costs and expenses, including attorneys' fees and costs and allocated costs of in-house legal counsel, incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all reasonable fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding.

       10. MAXIMUM INTEREST. Maker represents and warrants the proceeds of this
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Note shall be used solely for commercial, investment and business purposes,- and not for personal, family or household purposes. Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, it any, permitted by applicable law. If by virtue of applicable law, sums in excess


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


of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received. If at the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.

       11. SECURITY. This Note is secured by a commercial deed of trust of even
           --------
date (the "DEED OF TRUST") encumbering certain real property located in Jackson County, Oregon (the "PROPERTY"). Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.

       12. GENERAL. This Note shall be binding upon Maker and Maker's successors
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and assigns. If Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note. This Note is governed by and shall be construed in accordance with the laws of the State of Oregon. Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Oregon and the United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document. Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.

       13. ARBITRATION. Any dispute relating to this Note or the Loan (whether
           -----------
in contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); provided, both Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property. The arbitration proceedings shall be held in Portland, Oregon in accordance with the commercial arbitration rules of the Arbitration Services of Portland, Inc., and the United States Arbitration Act (i.e., Title 9, U.S.C.).There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations. Judgment on the arbitration award may be entered in any court having jurisdiction. Commencement of a lawsuit shall not constitute a waiver of the right of any party to request arbitration if the lawsuit is contested. Each party shall have the right before, during and after the commencement of any arbitration proceeding to exercise any of the following remedies, in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration. Nothing in this paragraph shall limit in any way any right the Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.

       14. DISPUTED OBLIGATIONS. ALL COMMUNICATIONS CONCERNING DISPUTED DEBTS
           --------------------
AND OBLIGATIONS OF MAKER UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT, INCLUDING WITHOUT LIMITATION DISPUTES AS TO THE AMOUNT OF ANY PAYMENT, FEE OR CHARGE, AND INCLUDING AN INSTRUMENT TENDERED AS FULL SATISFACTION OF A DISPUTED DEBT, MUST BE IN WRITING AND MUST BE SENT TO THE FOLLOWING ADDRESS, OR TO SUCH OTHER ADDRESS AS THE HOLDER MAY HEREAFTER SPECIFY:

                  BANK OF AMERICA NATIONAL TRUST & SAVING ASSOCIATION EUGENE COMMERCIAL BANKING, UNIT 2091
                  201 EAST 11TH AVENUE, 2ND FLOOR
                  EUGENE, OREGON 97401


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


ANY SUCH COMMUNICATION SHOULD INCLUDE THE NAME OF MAKER THE APPLICABLE LOAN NUMBER, A DESCRIPTION OF THE DISPUTE AND THE RELIEF OR REMEDY REQUESTED, AND AN ADDRESS AND TELEPHONE NUMBER WHERE THE PERSON SENDING THE NOTICE CAN CONTACTED.

      15. CROSS-DEFAULT. A default under this Note and/or the Loan Documents
          -------------
will constitute a default under any and all documents (the "Other Loan Documents") relating to, evidencing or securing (a) any and all loans by Lender to Maker, and (b) the $2,000,000.00 revolving line of credit loan (Loan No. 0041962870) by Lender to Advanced Machine Vision Corporation, a California corporation ('AMVC") (the "Line of Credit") (collectively, the "Other Loan"). Any default under the Other Loan Documents will constitute a default under this Note and the Loan Documents. Any default under this Note will give rise to any and all of Lender's rights and remedies hereunder and/or under the Other Loan Documents. Any default uncler any of the Other Loan Documents shall give rise to any and all of Lender's rights under such Loan Document, the Other Loan Documents, and/or this Note.

      16. CROSS-COLATERALIZATION. Maker agrees that the Property secured by the
          ----------------------
DEED of Trust securing this Note will constitute COLLATERAL UNDER THE OTHER LOAN Documents as if said property was encumbered as collateral for the Other Loan transactions. Maker further agrees that the property which serves as collateral under the Other Loan Documents shall constitute collateral for this Loan as if said property was encumbered as collateral for this Loan transaction. Thus, the collateral for the Other Loan secures the Loan evidenced by this Note and the Property which secures this Note shall also secure the Other Loan.

      17. ACKNOWLEDGEMENT AND WAIVER. Maker represents and warrants to Holder
          --------------------------
that although the maker of the Other Loan is not the same entity as Maker, Maker is a wholly-owned subsidiary of AMVC. AMVC is a guarantor of this Loan and the maker of the Other Loan. Maker acknowledges and agrees that at Maker's request and solely as an accommodation to Maker, Holder has agreed that the borrower for the Other Loan may be a separate entity, so long as Maker remains a wholly-owned subsidiary of AMVC. Maker hereby waives any and all claims or defenses it may have to the cross-defaulting and cross-collateralization of this Loan and the Other Loan based on the fact that Maker and the maker for the Other Loan are separate entities. Maker acknowledges that it has received actual and sufficient consideration in exchange for the cross-defaulting and cross-collateralization of this Loan to the Other Loan.

       18. TOTAL LIABILITIES-TO-TANGIBLE NET WORTH RATIO. Borrower agrees that
           ---------------------------------------------
AMVC (together with its consolidated subsidiaries hereinafter collectively referred to as ~AMVC") shall maintain a ratio of total liabilities to total tangible net worth not exceeding the amounts indicated for each period specified below, as measured on a quarterly basis:

             a. 2.75:1 for the period December 31, 1997 through December 30, 1998;
             b. 2.20:1 for the period December 31, 1998 through December 30, 1999;
             c. 1.75:1 for the period December 31, 1999 through December 30, 2000; and
             d. 1.50:1 for the period December 31, 2000 through December 30, 2001; and
             e.    1.25:1 thereafter.


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


"Total liabilities" means the sum of current liabilities plus long term liabilities, excluding debt subordinated to AMVC's obligations to the Bank in a manner acceptable to the Bank, using the Bank's standard form.

"Tangible net worth" means the gross book value of the AMVC's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the AMVC) plus liabilities subordinated to the Bank in a manner acceptable to the Bank (using the Bank's standard form) less total liabilities, including but not limited to accrued and deferred income taxes and any reserves against assets.

       19. MINIMUM TRADING ASSET RATIO. Borrower agrees that AMVC shall maintain
           ---------------------------
a minimum trading asset ratio of at least 2.65:1 "Minimum trading asset ratio" means the ratio of accounts receivable plus inventory divided by accounts payable plus short term bank debt.

       20. CASH FLOW RATIO. Borrower agrees that AMVC shall maintain a cash flow
           ---------------
ratio of at least 1.20:1. "Cash flow ratio" means the ratio of cash flow to the current portion of long term debt plus interest expense plus income taxes plus dividends plus capital expenditures. "Cash flow" is defined as earnings before interest expense, income taxes, depreciation and amortization. This ratio will be calculated at the end of each fiscal quarter, using the results of that quarter and each of the three (3) immediately preceding quarters. The current portion of long term debt will be measured as of the first day of the fiscal year in which the quarter falls. The current portion of long term debt will exclude the Notes payable to Veneer Technology, Inc.

      21. LIQUIDITY. Borrower agrees that AMVC shall (on a consolidated basis)
          ---------
maintain unencumbered liquid assets equal to at least Three Million Two Hundred Fifty Thousand and No/100 Dollars ($3,250,000.00) through July 31, 1999, as measured by the sum of AMVC's borrowing capacity under the Line of Credit, plus unpledged cash and marketable securities held by AMVC.

      22. ORS 41.580 DISCLOSURE. UNDER OREGON LAW, MOST AGREEMENTS PROMISES AND
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COMMITMENTS BY HOLDER AFTER OCTOBER 3. 1989. CONCERNING LOANS AND OTHER CREDIT
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EXTENSIONS WHICH ARE NOT FOR PERSONAL. FAMILY OR HOUSEHOLD PURPOSES, OR SECURED
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SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND
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BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF HOLDER TO BE ENFORCEABLE.
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MAKER:

SRC VISION, INC., AN OREGON CORPORATION
  By: /s/ Alan R. Steel
      ------------------------------
      ALAN R. STEEL, Chief Financial Officer







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